Exhibit 99.1

Cardlytics Announces Fourth Quarter and Fiscal Year 2020 Financial Results
Atlanta, GA – March 1, 2021 – Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that makes marketing more relevant and measurable, today announced financial results for the fourth quarter and fiscal year ended December 31, 2020. Supplemental information is available on the Investor Relations section of the Cardlytics' website at http://ir.cardlytics.com/.
“We are pleased to announce strong fourth quarter results that exceeded our prior guidance for both revenue and billings,” said Lynne Laube, CEO & Co-Founder of Cardlytics. “As previously announced, we look forward to welcoming Dosh’s talented team and partners to Cardlytics. Dosh’s technology is extremely complementary to the long-term financial institution integrations and substantial scale we’ve built over the past thirteen years.”
“As expected, we continued to see month over month increases in billings and revenue through the end of the year,” said Andy Christiansen, CFO of Cardlytics. “We look forward to returning to growth in 2021 and see many exciting organic and inorganic investment opportunities to support long-term growth in shareholder value.”
Fourth Quarter 2020 Financial Results
•Total revenue was $67.1 million, a decrease of (3.2)%, compared to $69.3 million in the fourth quarter of 2019.
•Net loss attributable to common stockholders was $(6.8) million, or $(0.24) per diluted share, based on 27.7 million weighted-average common shares outstanding, compared to a net income attributable to common stockholders of $3.4 million, or $0.12 per diluted share, based on 26.1 million weighted-average common shares outstanding in the fourth quarter of 2019.
•Non-GAAP net loss was $(1.5) million, or $(0.05) per diluted share, based on 27.7 million weighted-average common shares outstanding, compared to a non-GAAP net income of $5.2 million, or $0.18 per diluted share, based on 28.1 million weighted-average common shares outstanding in the fourth quarter of 2019.
•Billings, a non-GAAP metric, was $94.0 million, a decrease of (6.9)%, compared to $100.9 million in the fourth quarter of 2019.
•Adjusted contribution, a non-GAAP metric, was $29.7 million, a decrease of (4.4)%, compared to $31.0 million in the fourth quarter of 2019.
•Adjusted EBITDA, a non-GAAP metric, was a gain of $4.5 million, a decrease of $(2.4) million, compared to a gain of $6.9 million in the fourth quarter of 2019.
Fiscal Year 2020 Financial Results
•Total revenue was $186.9 million, a decrease of (11.2)%, compared to $210.4 million in 2019.
•Net loss attributable to common stockholders was $(55.4) million, or $(2.04) per diluted share, based on 27.2 million weighted-average common shares outstanding, compared to a net loss attributable to common stockholders of $(17.1) million, or $(0.72) per diluted share, based on 23.7 million weighted-average common shares outstanding in 2019.
•Non-GAAP net loss was $(23.3) million, or $(0.85) per diluted share, based on 27.2 million weighted-average common shares outstanding, compared to a loss of $(1.9) million, or $(0.08) per diluted share, based on 23.7 million weighted-average common shares outstanding in 2019.
•Billings, a non-GAAP metric, was $263.4 million, a decrease of (16.7)%, compared to $316.1 million in 2019.
•Adjusted contribution, a non-GAAP metric, was $82.2 million, a decrease of (13.7)%, compared to $95.2 million in 2019.
•Adjusted EBITDA, a non-GAAP metric, was a loss of $(7.8) million, a decrease of $(13.8) million, compared to a gain of $6.1 million in 2019.

Key Metrics
•Average FI MAUs in the quarter were 163.6 million, an increase of 22.6%, compared to 133.4 million in the fourth quarter of 2019. For full year 2020, average FI MAUs were 155.8 million, an increase of 27.1%, compared to 122.6 million in 2019.
•ARPU in the quarter was $0.41, a decrease of (21.2)%, compared to $0.52 in the fourth quarter of 2019. For full year 2020, ARPU was $1.20, an decrease of (30.2)%, compared to $1.72 in 2019.
Definitions of FI MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
First Quarter and Fiscal Year 2021 Financial Expectations
Cardlytics anticipates billings, revenue, and adjusted contribution to be in the following ranges (in millions):

	Q1 2021 Guidance	FY 2021 Guidance
Billings(1)	$67.0 - $75.0	$360.0 - $400.0
Revenue	$47.0 - $53.0	$250.0 - $275.0
Adjusted contribution(2)	$20.0 - $24.0	$110.0 - $125.0
(1)A reconciliation of billings to GAAP revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."
(2)A reconciliation of adjusted contribution to GAAP gross profit on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.
Earnings Teleconference Information
Cardlytics will discuss its fourth quarter and fiscal year 2020 financial results during a teleconference today, March 1, 2021, at 8:00 AM ET / 5:00 AM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 6256317. A replay of the conference call will be available through 11:00 AM ET / 8:00 AM PT on March 8, 2021 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 6256317. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance for the first quarter and full year of 2021, future growth, potential benefits of the acquisition of Dosh, and achievement of long-range goals. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks related to the uncertain impacts that COVID-19 may have on our business, financial condition, results of operations; unfavorable conditions in the global economy and the industries that we serve; our quarterly operating results have fluctuated and may continue to vary from period to period; our ability to sustain our revenue growth and billings; risks related to our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America") and a limited number of other financial institution (“FI”) partners; the timing of the phased launch of the Cardlytics platform by U.S. Bank; risks related to our ability to maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors, including the impact of the COVID-19 pandemic; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing FIs and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 1, 2021 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net (loss) income and non-GAAP (loss) income per share as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net (loss) income and non-GAAP net (loss) income per share as non-GAAP financial measures in this press release. Billings represents the gross amount billed to marketers for advertising campaigns in order to generate revenue. Billings is reported gross of both Consumer Incentives and FI Share. Our GAAP revenue is recognized net of Consumer Incentives and gross of FI Share. We define adjusted contribution as a measures by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our FI partners. Adjusted contribution demonstrates how incremental marketing spend on our platform generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our FI Share and other third-party costs exclusive of a non-cash equity expense and deferred FI implementation costs, which are non-cash costs. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. We define adjusted EBITDA as our net (loss) income before income tax benefit; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency gain; deferred FI implementation costs; costs associated with financing events; loss on extinguishment of debt; restructuring costs; change in fair value of warrant liabilities, net; and a non-cash equity expense recognized in FI Share. We define non-GAAP net (loss) income as our net (loss) income before stock-based compensation expense; change in fair value of warrant liabilities; change in fair value of convertible promissory notes; foreign currency gain; loss on extinguishment of debt; restructuring costs; and costs associated with financing events. Notably, any impacts related to minimum FI Share commitments in connection with agreements with certain FI partners are not added back to net loss in order to calculate adjusted EBITDA. We define non-GAAP net (loss) income per share as non-GAAP net (loss) income divided by our weighted-average common shares outstanding, diluted.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define FI MAUs as targetable customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email containing our offers from, our FI partners during a monthly period. We then calculate a monthly average of these FI MAUs for the periods presented. We define ARPU as the total Cardlytics platform revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of FI MAUs in the applicable period.

CARDLYTICS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$293,239	$104,458
Restricted cash	110	129
Accounts receivable, net	81,249	81,452
Other receivables	5,306	3,908
Prepaid expenses and other assets	5,687	5,783
Total current assets	385,591	195,730
Long-term assets:
Property and equipment, net	13,865	14,290
Right-of-use assets under operating leases, net	10,764	—
Intangible assets, net	447	389
Capitalized software development costs, net	6,299	3,815
Deferred FI implementation costs, net	3,785	8,383
Other long-term assets, net	1,786	1,706
Total assets	$422,537	$224,313
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,363	$1,229
Accrued liabilities:
Accrued compensation	7,582	8,186
Accrued expenses	5,502	6,018
FI Share liability	37,457	41,956
Consumer Incentive liability	24,290	19,861
Deferred revenue	349	1,127
Current operating lease liabilities	4,718	—
Current finance lease liabilities	13	24
Total current liabilities	81,274	78,401
Long-term liabilities:
Convertible senior notes, net	174,011	—
Deferred liabilities	—	2,632
Long-term operating lease liabilities	9,381	—
Long-term finance lease liabilities	—	13
Other long-term liabilities	679	—
Total liabilities	265,345	81,046
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	551,429	480,578
Accumulated other comprehensive (loss) income	(192)	1,312
Accumulated deficit	(394,053)	(338,631)
Total stockholders’ equity	157,192	143,267
Total liabilities and stockholders’ equity	$422,537	$224,313

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$67,082	$69,293	$186,892	$210,430
Costs and expenses:
FI Share and other third-party costs	38,388	38,986	109,308	118,080
Delivery costs	3,907	3,207	14,310	12,893
Sales and marketing expense	12,503	12,370	45,307	43,828
Research and development expense	5,087	2,958	17,532	11,699
General and administration expense	11,297	9,162	46,532	36,720
Depreciation and amortization expense	2,017	1,354	7,826	4,535
Total costs and expenses	73,199	68,037	240,815	227,755
Operating (loss) income	(6,116)	1,256	(53,923)	(17,325)
Other (expense) income:
Interest (income) expense, net	(3,039)	312	(3,048)	(548)
Other income	2,378	1,859	1,549	729
Total other (expense) income	(661)	2,171	(1,499)	181
Income (loss) before income taxes	(6,777)	3,427	(55,422)	(17,144)
Income tax benefit	—	—	—	—
Net (loss) income	(6,777)	3,427	(55,422)	(17,144)
Net (loss) income attributable to common stockholders	$(6,777)	$3,427	$(55,422)	$(17,144)
Net (loss) income per share attributable to common stockholders, basic	$(0.24)	$0.13	$(2.04)	$(0.72)
Net (loss) income per share attributable to common stockholders, diluted	$(0.24)	$0.12	$(2.04)	$(0.72)

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Delivery costs	$283	$172	$1,181	$711
Sales and marketing expense	2,230	1,157	9,857	4,248
Research and development expense	1,200	415	4,713	1,619
General and administration expense	3,871	1,841	16,645	9,273
Total stock-based compensation expense	$7,584	$3,585	$32,396	$15,851

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(55,422)	$(17,144)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Credit loss expense	1,196	1,201
Depreciation and amortization	7,826	4,535
Amortization of financing costs charged to interest expense	312	95
Amortization of right-of-use assets	3,766	—
Accretion of debt discount and non-cash interest expense	2,486	—
Stock-based compensation expense	32,396	15,851
Other non-cash expense, net	(1,003)	(570)
Amortization and impairment of deferred FI implementation costs	4,598	2,869
Change in operating assets and liabilities:
Accounts receivable	(2,396)	(26,018)
Prepaid expenses and other assets	(65)	(2,224)
Recovery of deferred FI implementation costs	—	4,625
Accounts payable	16	(601)
Other accrued expenses	(1,238)	6,152
FI Share liability	(4,499)	14,301
Customer Incentive liability	4,429	8,385
Net cash (used in) provided by operating activities	(7,598)	11,457
Investing activities
Acquisition of property and equipment	(5,408)	(8,277)
Acquisition of patents	(76)	(31)
Capitalized software development costs	(4,633)	(2,712)
Net cash used in investing activities	(10,117)	(11,020)
Financing activities
Principal payments of debt	(23)	(46,698)
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $6,900	223,100	—
Purchase of capped calls related to convertible senior notes	(26,450)	—
Proceeds from issuance of common stock	10,185	91,216
Equity issuance costs	—	(196)
Debt issuance costs	(382)	(143)
Net cash provided by financing activities	206,430	44,179
Effect of exchange rates on cash, cash equivalents and restricted cash	47	101
Net increase in cash, cash equivalents and restricted cash	188,762	44,717
Cash, cash equivalents, and restricted cash — Beginning of period	104,587	59,870
Cash, cash equivalents, and restricted cash — End of period	$293,349	$104,587

CARDLYTICS, INC.
SUMMARY OF GAAP AND NON-GAAP RESULTS
(Dollars in thousands)

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2020	2019	$	%	2020	2019	$	%
Billings(1)	$93,965	$100,935	$(6,970)	(7)%	$263,355	$316,053	$(52,698)	(17)%
Consumer Incentives	26,883	31,642	(4,759)	(15)	76,463	105,623	(29,160)	(28)
Revenue	67,082	69,293	(2,211)	(3)	186,892	210,430	(23,538)	(11)
Adjusted FI Share and other third-party costs(1)	37,430	38,290	(860)	(2)	104,710	115,211	(10,501)	(9)
Adjusted contribution(1)	29,652	31,003	(1,351)	(4)	82,182	95,219	(13,037)	(14)
Delivery costs	3,907	3,207	700	22	14,310	12,893	1,417	11
Deferred FI implementation costs(2)	958	696	262	38	4,598	2,869	1,729	60
Gross profit	$24,787	$27,100	$(2,313)	(9)%	$63,274	$79,457	$(16,183)	(20)%
(1)Billings, adjusted FI share and other third-party costs and adjusted contribution are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings" and "Reconciliation of GAAP Gross Profit to Adjusted Contribution."
(2)Deferred FI implementation costs for the year ended December 31, 2020 includes the impact of a $0.7 million write off related to certain platform features.

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$67,082	$69,293	$186,892	$210,430
Plus:
Consumer Incentives	26,883	31,642	76,463	105,623
Billings	$93,965	$100,935	$263,355	$316,053

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$67,082	$69,293	$186,892	$210,430
Minus:
FI Share and other third-party costs	38,388	38,986	109,308	118,080
Delivery costs(1)	3,907	3,207	14,310	12,893
Gross profit	24,787	27,100	63,274	79,457
Plus:
Delivery costs(1)	3,907	3,207	14,310	12,893
Deferred FI implementation costs(2)	958	696	4,598	2,869
Adjusted contribution	$29,652	$31,003	$82,182	$95,219
(1)Stock-based compensation expense recognized in delivery costs totaled $0.2 million and $0.3 million during the three months ended December 31, 2019 and 2020, respectively. Stock-based compensation expense recognized in delivery costs totaled $0.7 million and $1.2 million during the year ended December 31, 2019 and 2020, respectively.
(2)Non-cash equity expense included in FI Share and other third-party costs and deferred FI implementation costs are excluded from adjusted FI Share and other third party costs as shown below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
FI Share and other third-party costs	$38,388	$38,986	$109,308	$118,080
Minus:
Deferred FI implementation costs(1)	958	696	4,598	2,869
Adjusted FI Share and other third-party costs	$37,430	$38,290	$104,710	$115,211
(1) Deferred FI implementation costs for the year ended December 31, 2020 includes the impact of a $0.7 million write off related to certain platform features.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(6,777)	$3,427	$(55,422)	$(17,144)
Plus:
Income tax benefit	—	—	—	—
Interest expense (income), net	3,039	(312)	3,048	548
Depreciation and amortization	2,017	1,354	7,826	4,535
Stock-based compensation expense	7,584	3,585	32,396	15,851
Foreign currency gain	(2,377)	(1,859)	(1,549)	(781)
Deferred FI implementation costs	958	696	4,598	2,869
Costs associated with financing events	—	—	—	123
Loss on extinguishment of debt	—	—	—	51
Restructuring costs	47	—	1,323	—
Adjusted EBITDA	$4,491	$6,891	$(7,780)	$6,052

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET (LOSS) INCOME AND NON-GAAP NET (LOSS) INCOME PER SHARE
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(6,777)	$3,427	$(55,422)	$(17,144)
Plus:
Stock-based compensation expense	7,584	3,585	32,396	15,851
Foreign currency gain	(2,377)	(1,859)	(1,549)	(781)
Loss on extinguishment of debt	—	—	—	51
Restructuring costs	47	—	1,323	—
Costs associated with financing events	—	—	—	123
Non-GAAP net (loss) income	(1,523)	5,153	(23,252)	(1,900)
Weighted-average number of shares of common stock used in computing non-GAAP net (loss) income per share:
GAAP weighted-average common shares outstanding, diluted	27,705	28,083	27,231	23,746
Non-GAAP net (loss) income per share, diluted	$(0.05)	$0.18	$(0.85)	$(0.08)

CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO BILLINGS
(Amounts in millions)

	Q1 2021 Guidance	FY 2021 Guidance
Revenue	$47.0 - $53.0	$250.0 - $275.0
Plus:
Consumer Incentives	$20.0 - $22.0	$110.0 - $125.0
Billings	$67.0 - $75.0	$360.0 - $400.0

Contacts:
Public Relations:
ICR
cardlyticspr@icrinc.com
Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com